                     DAIMLER-BENZ AUTO GRANTOR TRUST 1995-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: JUNE 1997
DISTRIBUTION DATE: 7/15/97



STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT

                                                                                                     Per $1,000 of Original
                                                                                                        Class A/Class B
                                                                                                       Certificate Amount
                                                                                                     ----------------------
   (i) Principal Distribution
          Class A Amount                                                       $  12,963,740.15            $22.737220
          Class B Amount                                                       $     682,302.11            $22.737220

  (ii) Interest Distribution
          Class A Amount                                                       $   1,113,429.23            $ 1.952853
          Class B Amount                                                       $      58,601.54            $ 1.952853

 (iii) Amount of Distribution allocable to the Yield Supplement Amount         $      16,269.24
                                                                               ----------------
          Class A Amount                                                       $      15,455.78
          Class B Amount                                                       $         813.46

       Amount of Distribution allocable to the (Excess) Shortfall Amount       $      27,732.95
                                                                               ----------------
          Class A Percentage                                                   $      26,346.30
          Class B Percentage                                                   $       1,386.65

  (iv) Monthly Servicing Fee                                                   $     200,347.14            $ 0.333821
                                                                               ----------------
          Monthly Supplemental Servicing Fee                                   $           0.00            $ 0.000000
          Class A Percentage of the Servicing Fee                              $     190,329.78            $ 0.333821
          Class A Percentage of the Supplemental Servicing Fee                 $           0.00            $ 0.000000
          Class B Percentage of the Servicing Fee                              $      10,017.36            $ 0.333821
          Class B Percentage of the Supplemental Servicing Fee                 $           0.00

   (v) Class A Principal Balance (end of Collection Period)                    $ 215,432,000.11
       Class A Pool Factor (end of Collection Period)                                 37.784811%
       Class B Principal Balance (end of Collection Period)                    $  11,338,526.32
       Class B Pool Factor (end of Collection Period)                                 37.784811%

  (vi) Pool Balance (end of Collection Period)                                 $ 226,770,526.43

 (vii) Class A Interest Carryover Shortfall                                    $           0.00
       Class A Principal Carryover Shortfall                                   $           0.00
       Class B Interest Carryover Shortfall                                    $           0.00
       Class B Principal Carryover Shortfall                                   $           0.00

(viii) Amount Otherwise Distributable to the Seller that is Distributed to
       Either the Class A or Class B Certificateholders                        $           0.00            $ 0.000000

  (ix) Balance of the Reserve Fund Property (end of Collection Period)
          Class A Amount                                                       $   6,001,631.84
          Class B Amount                                                       $           0.00

   (x) Aggregate Purchase Amount of Receivables repurchased by the
       Seller or the Servicer                                                  $           0.00